March 1, 2023 Julie Stephenson Re: Executive Employment Offer Letter Dear Ms. Stephenson, I am pleased to present you (“Executive”) with the following revised terms of our offer of the position of Executive Vice President and Chief Operating Officer of United Fire Group, Inc. (the “Company”). The revised terms of your employment are as follows: 1. Duties: Executive will be employed by the Company as its Executive Vice President and Chief Operating Officer. The employment of Executive will commence January 30, 2023. The Employment Agreement shall be for an indefinite term, but the employment of Executive will be “at will.” Executive will report directly to Kevin Leidwinger, CEO. Executive agrees to devote her full business time, attention, and best efforts to the performance of Executive’s duties and to the furtherance of the Company's interests. Notwithstanding the foregoing, nothing in this letter shall preclude Executive from devoting reasonable periods of time to charitable and community activities, managing personal investment assets, and serving on boards of other companies (public or private) not in competition with the Company, provided that none of these activities interferes with the performance of Executive’s duties hereunder, or creates a conflict of interest. 2. Location: Executive shall be a full-time remote employee in the State of Texas, subject to business travel as needed to properly fulfill Executive’s employment duties and responsibilities. Should Executive elect to change her principal place of residence, she agrees to provide at least one (1) month advance written notice to the Company. 3. Base Earnings: In consideration of Executive’s services, Executive will be paid an initial base salary of $575,000 per year, subject to review annually, payable semi-monthly in accordance with the standard payroll practices of the Company, and subject to all withholdings and deductions, as required by law. 4. Retention Bonus: Executive will be eligible for the following retention bonus: • If Executive remains as Chief Operating Officer through March 31, 2025, the Company shall pay Executive a retention bonus in the gross amount of $60,400 on May 1, 2025. • If Executive remains as Chief Operating Officer through March 31, 2026, the Company shall pay Executive a retention bonus in the gross amount of $240,000 on May 1, 2026. 5. Signing Bonus: Executive will be eligible for a signing bonus in the amount of $596,948, which represents foregone cash compensation from her prior employer, inclusive of a grossed-up replacement cash clawback amount valued at $219,418.00. DocuSign Envelope ID: 181FD9CF-11F5-478E-9420-CCBAA69232DF

6. Annual Bonus: During Executive’s employment, Executive will be eligible to participate in the Company's annual bonus plan on the same terms and conditions as other similarly situated executives, which are subject to the Board’s review and approval. For 2023, the CEO will recommend to the Board that Executive's annual target bonus opportunity for subsequent years be set as $632,500 (110% of base salary), with a maximum payout opportunity of $1,265,000 (200% of target bonus). Actual payments will be determined based on Company results against the applicable performance goals established by the Board. Any annual bonus with respect to a particular calendar year will be paid within 3.5 months following the end of the year. Executive must remain continuously employed through the bonus payment date to be eligible to receive an annual bonus payment for a particular calendar year. 7. Equity Grants: For each full calendar year of employment, Executive will be eligible to receive an annual equity award determined by the Board, at its discretion under the United Fire Group, Inc. Stock Plan, which shall vest as follows: (a) PSUs and RSUs—three-year cliff vest; and (b) non-qualified stock options—three-year graduated/pro rata vest. PSUs are performance stock units subject to performance goals. Actual payments of PSUs will be determined based on Company results against the applicable performance goals established by the Board. In February 2023, the CEO will recommend your eligibility to the Board to participate in the Long Term Incentive Plan (LTIP), with a total award opportunity of 110% of your base salary (up to $632,500), comprising of: (i) $158,125 stock options (25%); (ii) $158,125 RSUs (25%); and (iii) $316,250 PSUs valued at target with a maximum payout opportunity of $474,375 (150% of target), prorated based on Executive’s start date with the Company. The Board has discretion on the terms and conditions of equity grants. Executive must remain continuously employed through the vesting date for all equity awards. 8. Initial RSU Grant/Foregone Equity Compensation: The CEO will recommend that the United Fire Group, Inc. Board of Directors grant Executive 8,580 RSUs to vest on March 1, 2023; 9,234 RSUs to vest on March 31, 2024, and 17,835 RSUs to vest on March 31, 2025. The intention of this grant is to provide Executive with stock awards equivalent to her foregone equity compensation from Swiss Re and CNA. Executive must remain continuously employed through the anniversary vesting date to receive shares. This equity compensation is subject to the terms and conditions of the Stock Award Agreement and the discretion of the United Fire Group, Inc. Board of Directors. 9. Stock Options: At the discretion of our Board of Directors, Executive may be awarded additional United Fire & Casualty company stock options. Any stock options awarded vest at 20% per year for five years and are valid for ten years from the date of issue. They are valued at the trading price on the date of awarding. In addition, restricted stock units may be awarded annually, based on the performance of the Company. 10. Paid Time Off (PTO): Executive will be provided with a bank of 80 hours of PTO upon the commencement of her employment, and will subsequently accrue paid time off at 10.34 hours semi- monthly in accordance with Company’s practices as determined by the Company in its discretion. This is equivalent to 31 days of PTO after a full year of service. This PTO accrual is at the maximum rate of accrual at the Company. 11. Benefits & Perquisites: Executive will be eligible to participate in the employee benefit plans and programs generally available to the Company's executives, including group medical, dental, vision and life insurance, disability benefits, 401(k), cash balance pension, and non-qualified deferred compensation plan, subject to the terms and conditions of such plans and programs. Executive will be entitled to paid vacation in accordance with the Company's policies in effect from time to time. Executive will also be entitled to the fringe benefits and perquisites that are made available to other DocuSign Envelope ID: 181FD9CF-11F5-478E-9420-CCBAA69232DF

similarly situated executives of the Company, including but not limited to a membership to a Cedar Rapids country club. The Company reserves the right to amend, modify or terminate any of its benefit plans or programs at any time and for any reason. 12. Withholding: All forms of compensation paid to Executive as an employee of the Company shall be less all applicable withholdings. 13. Stock Ownership Requirements: As Chief Operating Officer of the Company, Executive will be required to comply with the Company's Stock Ownership Requirements applicable to executive officers. The targeted value for the Executive is one and a half times (1.5x) annual base salary within a time frame of five years from the employment start date, subject to increase or decrease by the Board. 14. At-Will Employment: Executive’s employment with the Company will be for no specific period. Rather, Executive’s employment will be at-will, meaning that Executive or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice and for any reason or no particular reason. Although Executive’s compensation and benefits may change from time to time, the at-will nature of Executive’s employment may only be changed by an express written agreement signed by an authorized officer of the Company. 15. Change in Control: The Company will enter into a Change in Control Severance Agreement (the “CIC Agreement”) with Executive on the same terms on which it has entered into such agreements with certain other senior executives. The Company will also enter into a separate Severance Benefit Agreement providing for agreed upon severance payments to Executive if the employment of Executive is terminated without “Cause” (as defined in the CIC Agreement) prior to January 30, 2025. 16. Non-Compete, Non-Solicitation, Non-Disclosure, and Assignment of Work Product: The Employment Agreement will include normal and customary provisions relating to (i) competition with the Company and solicitation of the Company’s agents, customers and employees during the term of employment and for a period of one year thereafter, (ii) disclosure of confidential information, and (iii) assignment of work product. 17. 409A: Notwithstanding anything herein the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretive guidance issued with respect thereto (“Section 409A”), the Company may take such actions that the Company determines are necessary or appropriate to: (i) exempt such payments from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to such payments or (ii) comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under Section 409A. 18. Company Policies: During Executive’s employment, Executive shall comply with all of the Company’s rules, regulations, policies, and practices may be designated by the Company from time to time in its discretion. 19. Execution and Delivery. This Term Sheet may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes DocuSign Envelope ID: 181FD9CF-11F5-478E-9420-CCBAA69232DF

SIGNATURE PAGE FOR OFFER LETTER Executed as of the date first set forth above. UNITED FIRE GROUP, INC. By: ______________________________ Kevin Leidwinger, CEO Acknowledged and accepted effective the date first set forth above: ________________________________ Julie Stephenson DocuSign Envelope ID: 181FD9CF-11F5-478E-9420-CCBAA69232DF